UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023 (April 1, 2023)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 S Rogers Circle, Suite 3, Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on July 29, 2022, the Company issued secured subordinated promissory notes in the aggregate principal amount of $1,300,000 (the “Notes”) in connection with its acquisition of Ceautamed Worldwide, LLC, which were originally due and payable in one lump sum ninety (90) days from the date of the Notes.

As previously disclosed, on November 28, 2022, the Company entered into letter agreements with the holders of most of the Notes, pursuant to which the parties agreed to extend the maturity date of the Notes to June 1, 2023 and agreed to a seven month payment schedule, with the first payment due December 1, 2022. The parties also agreed to increase the default interest rate from ten percent (10%) to fifteen percent (15%) and the Company also agreed that if an event of default (as defined in the Notes) has occurred and is continuing, then the Company shall not create any senior indebtedness (as defined in the Notes) without the consent of the holders of a majority of the principal amount of the Notes.

On April 1, 2023, the Company entered into letter agreements with the holders of most of the Notes (the “Amendments”), pursuant to which the Company agreed to pay the remaining balance of the Notes in two payments on May 1, 2023 and June 1, 2023. In addition, the Company agreed to prepay a portion of the outstanding principal and accrued interest on the Notes upon the occurrence of any of the following events: (i) in the event the Company receives any tax refunds claimed with respect to an “employee retention credit” pursuant to Section 2301 of the Coronavirus Aid, Relief and Economic Security Act (or any corresponding or similar provisions of state or local law) or receives any cash from factoring or assigning the right to receive such tax refunds, the Company must prepay $150,000 of the outstanding principal and accrued interest on the Notes; (ii) in the event the Company or any its subsidiaries raise capital through the issuance of any convertible debentures (a “Convertible Debt Financing”), the Company must prepay the outstanding principal and accrued interest on the Notes in an amount equal to one-third (1/3) of the net proceeds from such Convertible Debt Financing; and (iii) in the event the Company or any of its subsidiaries consummates an equity or equity-linked capital raise with the assistance of an investment bank (an “Equity Financing”), the Company must prepay the outstanding principal and accrued interest on the Notes in an amount equal to one-third (1/3) of the proceeds raised by the Company or any of its subsidiaries, up to an aggregate amount of $350,000, plus any then overdue principal payments (for the avoidance of doubt, the payments to be made under clauses (ii) and (iii) shall not exceed the outstanding principal amount and the accrued but unpaid interest due and owing on the Notes). While any of the Notes remain outstanding, the Company agreed not to use any proceeds from the Convertible Debt Financing or the Equity Financing to make any payments to the equity holders of the Company or pay any portion of its outstanding seller notes (other than the Notes). The Company also agreed to pay certain amendment fees and attorneys’ fees of the holders of the Notes.

The foregoing summary of the terms and conditions of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments attached as Exhibits hereto, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to RMB Industries, Inc. on July 29, 2022 (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on August 4, 2022)
10.2	Letter Agreement, dated November 28, 2022, between Smart for Life, Inc. and RMB Industries, Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on December 2, 2022)
10.3	Letter Agreement, dated April 1, 2023, between Smart for Life, Inc. and RMB Industries, Inc.
10.4	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to D&D Hayes, LLC on July 29, 2022 (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on August 4, 2022)
10.5	Letter Agreement, dated November 28, 2022, between Smart for Life, Inc. and D&D Hayes, LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on December 2, 2022)
10.6	Letter Agreement, dated April 1, 2023, between Smart for Life, Inc. and D&D Hayes, LLC
10.7	Secured Subordinated Promissory Note issued by Smart for Life, Inc. to Stuart Benson on July 29, 2022 (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on August 4, 2022)
10.8	Letter Agreement, dated November 28, 2022, between Smart for Life, Inc. and Stuart Benson (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on December 2, 2022)
10.9	Letter Agreement, dated April 1, 2023, between Smart for Life, Inc. and Stuart Benson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2023	SMART FOR LIFE, INC.

/s/ Darren C. Minton
	Name:	Darren C. Minton
	Title:	Chief Executive Officer

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